CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders

Evergreen Select Equity Trust:

We consent to the use of our reports dated September 21, 2005, for Evergreen Equity Index Fund and Evergreen Strategic Value Fund, each a series of the Evergreen Select Equity Trust, incorporated herein by reference and to the references to our firm under the caption “Financial Highlights” in the prospectuses and “Independent Registered Public Accounting Firm” in the statement of additional information.

Boston, Massachusetts

November 22, 2005